PLEASE VOTE TODAY

By now, you should have received a proxy package in the mail regarding an important shareholder meeting for the Northern Institutional Funds that has been adjourned for a second time to 9:00 a.m.(Central Time) on July 31, 2014.

According to our records, we have not received your vote!

It is important that we receive your vote by July 31, 2014 because it will help to avoid having to adjourn the meeting further. It will also prevent the Portfolios from spending additional money soliciting your votes. If you have any questions or would like to vote, please call the number listed below:

1-855-723-7814

The Portfolios have made it very easy for you to vote. Choose one of the following methods:

Vote by Internet	Vote by Mail	Call

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by July 31, 2014.

Call the phone number above Monday – Friday, 9:30am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

NIF ADJ 2